Exhibit 99.1

LifeMap Sciences, a Subsidiary of BioTime, Inc., Launches LifeMap Discovery™: A Database of Human Cellular Life for the Field of Regenerative Medicine

ALAMEDA, Calif.--(BUSINESS WIRE)--November 27, 2012--LifeMap Sciences, Inc., a subsidiary of BioTime, Inc. (NYSE MKT: BTX), announced today the launch of LifeMap Discovery™ (discovery.lifemapsc.com), a state-of-the-art roadmap of embryonic development and stem cell biology. The platform integrates embryonic development and stem cell biology with molecular, cellular, anatomical, and disease-related information, and provides data-mining capabilities and bioinformatics applications. LifeMap Discovery™ is a unique and powerful tool for research and discovery in multiple disciplines, including stem cell biology, developmental biology, disease mechanisms and etiology, and drug and therapeutic discovery and development. This new and innovative database is a central element in LifeMap’s discovery platform for biomedical and stem cell research, which also includes GeneCards®, the leading human gene database, and MalaCards, the human disease database.

The launch of LifeMap Discovery™ represents a key milestone for LifeMap Sciences. The platform is a central element in the generation of near-term revenues through paid subscriptions, and is expected to drive traffic to the recently launched LifeMap BioReagents™ marketing portal, as well as aid in the company’s therapeutic discovery activities.

Near-term subscription revenues from pharmaceutical and biotechnology companies

Like GeneCards® and MalaCards, LifeMap Sciences is making certain aspects of LifeMap Discovery™ free for use to stem cell researchers at academic non-profit organizations. Other institutions, including pharmaceuticals and biotechnology companies, are offered access through paid subscriptions to the platform.

Near-term revenues via research reagent sales through the LifeMap BioReagents™ portal

The LifeMap integrated database suite is expected to drive traffic to LifeMap Sciences’ LifeMap BioReagents™ portal, providing hundreds of thousands of biomedical researchers who access these databases a means of identifying research reagents that can enhance their research and discovery efforts. These databases currently feature targeted links to the various BioTime PureStem™ human progenitor cell lines, PureStem™ packages, and clinical- and research-grade human embryonic stem cell lines. Starting in early 2013, additional links will be provided to other research products that are complementary to the BioTime stem cell products, which will be available from LifeMap BioReagents™. With access to the databases, researchers can become familiar with, and purchase, products that relate directly to the types of genes, cells, or diseases that they are investigating.

Therapeutic discovery efforts

In addition to the generation of near-term revenues from subscriptions and sales of research products, LifeMap Sciences’ scientific team is utilizing LifeMap Discovery™ to research and identify PureStem™ human progenitor cell lines (also known as ACTCellerate™ lines) likely to be useful in the research and development of cell-based regenerative medicine therapies for a wide range of diseases. Once identified, selected cell lines will be marketed by LifeMap Sciences for research purposes via the recently launched LifeMap BioReagents™ portal, and these unique lines may eventually be advanced to therapeutic development by BioTime and/or LifeMap Sciences.

“The launch of the LifeMap Discovery™ database is a significant milestone in the emerging field of regenerative medicine and a tribute to the tireless efforts of the scientific and development teams at LifeMap Sciences,” said Michael D. West, PhD, President and Chief Executive Officer of BioTime. “The power of embryonic stem cells to transform into all of the cell types in the human body is at once both their greatest opportunity and challenge. Many of the degenerative diseases afflicting our aging population are caused by a lack of functional cells capable of regenerating particular tissues in the body. Until recently, the field has suffered from the lack of a “roadmap” directing scientists through the many hundreds of branch points in the stems of the tree of human cellular life. Together with GeneCards® and MalaCards, LifeMap Discovery™ provides the beginning of an online directory that may help us see the day when lifesaving stem cell-based therapies reach the people so desperately in need of them.”

A video describing some of the features of LifeMap Discovery™ is available for online viewing at http://www.biotimeinc.com.

"Over the past 18 months, our multidisciplinary team has put forth tremendous effort to design and build an integrated, cutting-edge database of embryonic development, stem cell research, and regenerative medicine, tying together molecular, cellular, anatomical, and disease-related information into one user-friendly database,” said David Warshawsky, PhD, LifeMap Sciences’ Chief Executive Officer. “We expect LifeMap Discovery™ to have a profound effect on the ability of researchers in academia and industry worldwide to advance research in the stem cell field, and in other biomedical fields, and to advance the ability to develop novel diagnostic and therapeutic products and technologies.”

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its integrated database suite, the discovery platform for biomedical and stem cell research. This platform includes GeneCards®, the leading human gene database; LifeMap Discovery™, the database of embryonic development, stem cell research, and regenerative medicine; and MalaCards, the human disease database. LifeMap Sciences also markets PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.

In addition to database offerings, BioTime plans to make LifeMap Sciences BioTime’s principal marketing subsidiary for research products, including PureStem™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, growth media for progenitor cell lines, and cell differentiation kits, for non-therapeutic uses, via its LifeMap BioReagents™ portal. LifeMap Sciences will utilize its databases as part of its online marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

In a therapeutic discovery collaboration with BioTime, LifeMap’s scientists utilize LifeMap’s proprietary platform, including LifeMap Discovery, its stem cell database along with the GeneCards® and MalaCards integrated database suite, to aid in the development of BioTime’s proprietary PureStem™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable with cell replacement therapies. The LifeMap Discovery™ platform will be used to select the progenitor cell lines that are most likely to be useful in developing cell-based regenerative medicine therapies for a wide range of diseases.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc. markets GeneCards®, the leading human gene database, and is developing an integrated database suite to complement GeneCards® that will also include the LifeMap™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap will also market BioTime research products. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390 ext. 367
Chief Financial Officer
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth Elsner, 781-826-7719
COO
ke@lifemapsc.com